As filed with the Securities and Exchange Commission on February 26, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SurModics, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	41-1356149
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9924 West 74th Street	55344
Eden Prairie, Minnesota	(Zip Code)
(Address of principal executive offices)
SURMODICS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
Bryan K. Phillips
Vice President, General Counsel and Secretary
9924 West 74th Street
Eden Prairie, Minnesota 55344
(Name and address of agent for service)
(952) 829-2700
(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer: ☐	Accelerated filer: ☑	Non-accelerated filer: ☐	Smaller reporting company: ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed
Title of	Amount	Maximum	Proposed Maximum	Amount of
Securities to	to be	Offering Price	Aggregate Offering	Registration
be Registered	Registered (1)	Per Share (2)	Price (2)	Fee
Common Stock,	200,000
$.05 par value	shares	$19.42	$3,884,000	$276.93

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended , this Registration Statement will also cover any additional shares of common stock, par value $.05 (“Common Stock”), of SurModics, Inc. that become issuable under the SurModics, Inc. 1999 Employee Stock Purchase Plan (as amended and restated as of November 30, 2009) by reason of any stock dividend, stock split, reorganization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Common Stock.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the NASDAQ Global Select Market on February 23, 2010.

SURMODICS, INC.
EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 200,000 shares of SurModics, Inc.’s (hereinafter the “Company” or the “Registrant”) Common Stock to be issued pursuant to the Registrant’s 1999 Employee Stock Purchase Plan (as amended and restated as of November 30, 2009) (the “Plan”). The Registration Statement previously filed with the Commission relating to the Plan (File No. 333-54266) is incorporated by reference herein.
EXHIBITS

Exhibit	Description
4.1	Amended and Restated Articles of Incorporation (1)

4.2	Amended and Restated Bylaws (2)

5	Opinion of Faegre & Benson LLP as to the legality of the shares being registered

23.1	Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement)

23.2	Consent of Deloitte & Touche LLP

24	Powers of Attorney (included on page 2 of this Registration Statement)

99	SurModics, Inc. 1999 Employee Stock Purchase Plan (as amended and restated as of November 30, 2009) (3)

(1)	Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 1999, (File No. 0-23837).

(2)	Incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the fiscal year ended December 31, 2009, (File No. 0-23837).

(3)	Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on December 18, 2009 (File No. 0-23827).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on February 26, 2010.

SURMODICS, INC.

By	/s/ Philip D. Ankeny Philip D. Ankeny
Senior Vice President and Chief Financial Officer
POWERS OF ATTORNEY
     Each of the undersigned hereby appoints Bruce J Barclay and Philip D. Ankeny, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, representing a majority of the Board of Directors, in the capacities indicated on February 26, 2010.

Signature	Title
/s/ Bruce J Barclay Bruce J Barclay	President and Chief Executive Officer (Principal Executive Officer ) and Director

/s/ Philip D. Ankeny Philip D. Ankeny	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Mark A. Lehman Mark A. Lehman	Corporate Controller (Principal Accounting Officer)

/s/ Robert C. Buhrmaster Robert C. Buhrmaster	Chairman

/s/ José H. Bedoya José H. Bedoya	Director

/s/ John W. Benson John W. Benson	Director

/s/ Mary K. Brainerd Mary K. Brainerd	Director

/s/ Gerald B. Fischer Gerald B. Fischer	Director

Signature	Title
/s/ Kenneth H. Keller, Ph.D. Kenneth H. Keller, Ph.D.	Director

/s/ Susan E. Knight Susan E. Knight	Director

/s/ John A. Meslow John A. Meslow	Director

INDEX TO EXHIBITS

Method
Exhibit	Description	of Filing
4.1	Amended and Restated Articles of Incorporation (1)	Incorporated by Reference

4.2	Amended and Restated Bylaws (2)	Incorporated by Reference

5	Opinion of Faegre & Benson LLP as to the legality of the shares being registered	Filed Herewith

23.1	Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement)

23.2	Consent of Deloitte & Touche LLP	Filed Herewith

24	Powers of Attorney (included on page 2 of this Registration Statement)

99	SurModics, Inc. 1999 Employee Stock Purchase Plan (as amended and restated as of November 30, 2009) (3)	Incorporated by Reference

(1)	Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 1999, (File No. 0-23837).

(2)	Incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the fiscal year ended December 31, 2009, (File No. 0-23837).

(3)	Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on December 18, 2009, (File No. 0-23827).